As filed with the Securities and Exchange Commission on May 5, 2003
                             Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                            Factory 2-U STORES, INC.
             (Exact name of Registrant as specified in its charter)
                 Delaware                             51-0299573
       (State or other jurisdiction                (I.R.S. Employer
     of incorporation or organization)           Identification Number)


                                4000 Ruffin Road
                               San Diego, CA 92123
                                 (858) 627-1800
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                William R. Fields
                            Factory 2-U Stores, Inc.
                                4000 Ruffin Road
                               San Diego, CA 92123
                                 (858) 627-1800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                             Theodore H. Latty, Esq.
                            Hughes Hubbard & Reed LLP
                       350 South Grand Avenue, 36th Floor
                           Los Angeles, CA 90071-3442
                                 (213) 613-2800


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
     Title of Each Class                          Proposed Maximum      Proposed Maximum       Amount of
        of Securities           Amount to be     Offering Price Per    Aggregate Offering    Registration
      to be Registered          Registered<F1>       Per Share<F2>       Offering Price<F2>       Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     2,590,379           $5.28              $13,599,489.75        $1,100.20
=========================================================================================================

<F1>
Includes 75,000 shares issuable upon exercise of warrants.
<F2>
Estimated  solely for the purpose of calculating the  registration  fee pursuant to Rule 457(c) under the
Securities Act of 1933, based on the average of the high and low prices of the common stock on the Nasdaq
National Market on May 2, 2003, as reported by The Nasdaq Stock Market.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION DATED MAY 5, 2003

PROSPECTUS

                            FACTORY 2-U STORES, INC.

                                2,590,379 SHARES

                                  COMMON STOCK

     This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus of up to 2,590,379 shares of our common stock. We will not receive any of the proceeds from the sale of the shares sold pursuant to this prospectus.


                             ---------------------

     See "Risk Factors" on page 1 for information you should consider before buying shares of our common stock.


                             ---------------------

     Our common stock is listed on the Nasdaq National Market under the symbol "FTUS." On May 2, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $5.28 per share.


                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      This prospectus is dated _____, 2003

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................1
FACTORY 2-U STORES, INC........................................................1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................2
USE OF PROCEEDS................................................................2
SELLING STOCKHOLDERS...........................................................2
PLAN OF DISTRIBUTION...........................................................5
LEGAL MATTERS..................................................................6
EXPERTS........................................................................6
ADDITIONAL INFORMATION.........................................................7
INFORMATION INCORPORATED BY REFERENCE..........................................7

                               PROSPECTUS SUMMARY

     YOU SHOULD RELY ONLY ON INFORMATION OR REPRESENTATIONS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, before purchasing the shares prospective investors should carefully consider the risk factors described in "Item 1. Business - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended February 1, 2003 as filed with the Securities and Exchange Commission (the "Commission"). These factors are not intended to represent a complete list of the general or specific factors that may affect us. Other factors, including general economic factors and business strategies, may have a significant effect on our business, financial condition and results of operations.

                            FACTORY 2-U STORES, INC.

     We operate a chain of off-price retail apparel and housewares stores in Arizona, Arkansas, California, Idaho, Nevada, New Mexico, Oklahoma, Oregon, Texas and Washington. We sell branded casual apparel for the family, as well as selected domestic and household merchandise at prices that generally are significantly lower than other discount stores.

     Our stores average approximately 15,000 total square feet and are located mostly in shopping centers. Our products include a broad range of family apparel, domestic goods and houseware products. Our typical customers are families with more than the average number of children and average household income of approximately $35,000, which generally are profiled as discount store shoppers. Our merchandising strategy is to offer first quality recognizable national and discount store brands at a substantial discount, generally 20% to 50% below prices offered by the national discount chains. Our stores are well lit and present the merchandise primarily on hanging fixtures. We also use strategically placed instore signage to emphasize the savings and create increased customer awareness.

     Prior to July 31, 1998, we operated through our wholly-owned subsidiaries, General Textiles and Factory 2-U, Inc. We acquired General Textiles (which was our principal operating subsidiary) in 1993. At that time, General Textiles was operating only the Family Bargain Center chain. In November 1995, we acquired Factory 2-U, Inc. and began to coordinate the purchasing, warehousing and delivery operations for the Family Bargain Center and Factory 2-U chains.

     In July 1998, we merged General Textiles and Factory 2-U, Inc. into a new corporate entity, General Textiles, Inc. In November 1998, we merged General Textiles, Inc. into ourselves, converted our previous three classes of stock into a single class of Common Stock and changed our corporate name from Family Bargain Corporation to Factory 2-U Stores, Inc.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     In this prospectus, we have made both historical and forward-looking statements. All of our statements other than those of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally may be identified by the use of phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee,", "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements.

     The following important factors, among others, could affect our future results, causing these results to differ materially from those expressed in any of our forward-looking statements: general economic and business conditions (both nationally and in the regions where we operate), trends in our business and consumer preferences, especially as may be impacted by economic weakness on consumer spending, the effect of government regulations and legislation, litigation and other claims that may be asserted against us, the effects of intense competition, changes in our business strategy or development plans, including anticipated growth strategies and capital expenditures, the costs and difficulties of attracting and retaining qualified personnel, the effects of increasing labor, utility, fuel and other operating costs, our ability to obtain adequate quantities of suitable merchandise at favorable price and on favorable terms and conditions, the effectiveness of our operating initiatives and advertising and promotional strategies and other risk factors described in our Annual Report on Form 10-K for the fiscal year ended February 1, 2003 and in our other filings with the Securities and Exchange Commission.

     Although we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. You should not rely on these forward-looking statements, which reflect our position as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered pursuant to this prospectus. All of such proceeds will be received by the selling stockholders.

                              SELLING STOCKHOLDERS

     On March 6, 2003, we issued an aggregate of 2,515,379 shares of common stock and issued a warrant to purchase 75,000 shares of common stock in a private placement made solely to accredited investors (the "Offering"). The gross proceeds of the Offering were approximately $5,930,000. The warrant has an exercise price of $3.50 per share and is exercisable for three years. We also agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrant.

     The table below lists the selling stockholders and other information regarding the beneficial ownership of the common stock by the selling stockholders. Each selling stockholder has sole voting control over the shares shown as beneficially owned, except as otherwise noted. Because the selling stockholders may sell or distribute all or a portion of the shares of common stock at any time and from time to time after the date of this prospectus, we cannot estimate the number of shares of common stock that the selling stockholders may have upon completion of this offering.

     Except as otherwise set forth below, no selling stockholder has held any position or office or had a material relationship with us or any of our affiliates within the past three years other than as a result of the purchase of shares of our common stock pursuant to the Offering.


============================================================================================
                                                                Common stock    Common Stock
                                              Common stock      issuable upon     offered
                                             held on date of     exercise of      by this
   Name of selling stockholders              this prospectus      warrants       prospectus
--------------------------------------------------------------------------------------------
Donald V. Weir &
     Julie E. Weir JTTIC                         25,000                             25,000
Atlas Capital (Q.P.) L.P.                        55,500                             55,500
Atlas Capital Master Fund, Ltd.                 174,500                            174,500
Westpark Capital, L.P.                          169,600                            80,000
William A. Solemene                             150,000                            150,000
Barbara Hunt Crow                               150,000                            150,000
David S. Hunt                                    97,679                             97,679
William Herbert Hunt Trust Estate               250,000                            250,000
FlyLine Holdings, Ltd.                            6,000                              6,000
Ram Trading, Ltd.                                44,000                             44,000
The Pinnacle Fund, L.P.                         512,500                            500,000
Don A. Sanders                                  100,000                            100,000
Sanders Opportunity Fund, (Inst) L.P.            91,062                             91,062
Sanders Opportunity Fund, L.P.                   33,938                             33,938
Precept Capital Master Fund, GP                  37,000                             37,000
Ronald Rashkow<F3>                              318,506<F4>                         72,700
Three Cities Offshore II, C.V.<F5>            2,340,020                            407,207
Three Cities Fund II, L.P.<F6>                1,383,914                            240,793
Sanders Morris Harris Inc.                            0             75,000          75,000
                                              ---------          ---------       ---------
TOTAL                                         5,939,219             75,000       2,590,379
============================================================================================


---------------

<F3>
Mr.  Rashkow has been a member of our Board of Directors  since 1997 and Lead Director since
November 4, 2002.
<F4>
Includes 57,091 shares of common stock held by members of Mr. Rashkow's  family,
458 shares of common stock held by a limited partnership of which Mr. Rashkow is the general  partner and 56,500 shares which Mr.  Rashkow may acquire  within 60 days  through  the  exercise  of stock  options.  Mr.  Rashkow  held 1.6% of the outstanding shares of our common stock at April 25, 2003.
<F5>
Three Cities Offshore II, C.V. held 14.6% of the  outstanding  shares of our common stock at
April 25, 2003.
<F6>
Three Cities Fund II, L.P. held 8.7% of the outstanding  shares of our common stock at April
25, 2003.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

     o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker dealer as principal and resale by the broker dealer for its own account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any of these methods of sale; and

     o    any other method permitted by law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act rather than under this prospectus.

     Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

     We are required to pay all fees and expenses incident to the registration of the shares. The selling stockholders are required to pay all selling and other expenses they incur. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the common stock will be passed upon for us by Hughes Hubbard & Reed LLP.

                                     EXPERTS

     The financial statements of Factory 2-U Stores, Inc. appearing in Factory 2-U Inc.'s Annual Report (Form 10-K) for the year ended February 1, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of Factory 2-U Stores, Inc. for the years ended February 2, 2002 and February 3, 2001, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 1, 2003 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants. On May 8, 2002, we filed a current report on Form 8-K indicating that we had terminated Arthur Andersen LLP as our independent auditor and engaged Ernst & Young LLP as our independent auditor. After reasonable efforts, we are unable to obtain Arthur Andersen LLP's consent to the incorporation by reference of their audit reports for the financial statements and schedules from our fiscal years ended February 2, 2002 and February 3, 2001. Accordingly, Arthur Andersen LLP has not consented to the inclusion of their reports in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference in this prospectus or any omissions to state a material fact required to be stated therein.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our common stock, we refer you to the registration statement and to the exhibits filed with them. Statements in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statements, and statements relating to such documents are qualified in all respects by such reference. Anyone may inspect a copy of the registration statements without charge at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statements by writing to the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street,
N.W., Washington, D.C. 20549, and paying prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a Web site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies such as ours that file electronically with the Securities and Exchange Commission.

                      INFORMATION INCORPORATED BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with them. This means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is complete:

     o Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed on May 2, 2003; and

     o The description of the Company's Common Stock contained in the Company's Registration Statement filed with the Securities and Exchange Commission under the Exchange Act and subsequent amendments and reports filed to update such description.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to Factory 2-U Stores, Inc., 4000 Ruffin Road, San Diego, CA 92123, Attention: Investor Relations, telephone number (858) 627-1800.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

          SEC registration fee................................... $1,100.20
          Legal fees and expenses................................$10,000
          Accounting fees and expenses........................... $5,000
          Miscellaneous expenses................................. $5,000
                                                                 ----------
                 Total...........................................$21,100.20

Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Restated Certificate of Incorporation and Bylaws, as amended, provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its executive officers and directors. The Registrant has also purchased and maintains insurance for its officers, directors, employees and agents against liabilities that an officer, a director, an employee or an agent may incur in his capacity as such.

Item 16.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

          Exhibit   Description                               Method of Filing
          Number
           4.1      Form of  Subscription  Agreement,          Filed herewith
                    dated as of March 6, 2003
           4.2      Warrant to Purchase  Common Stock of       Filed herewith
                    Factory 2-U Stores, Inc.,
                    dated March 6, 2003
           4.3      Form  of  Registration  Rights             Filed herewith
                    Agreement,  dated  as of March 6, 2003
           5.1      Opinion of Hughes Hubbard & Reed LLP       Filed herewith
          23.1      Consent of Ernst & Young LLP               Filed herewith
          23.2      Notice Regarding Consent of                Filed herewith
                    Arthur Andersen LLP

          Exhibit   Description                               Method of Filing
          Number
          23.3      Consent of Hughes Hubbard & Reed LLP        Contained in
                                                                Exhibit 5.1

          24.1      Power of Attorney  (included in            Filed herewith
                    signature  pages to this
                    registration statement)

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 5th day of May 2003.

                                         FACTORY 2-U STORES, INC.

                                         By: /s/ William R. Fields
                                             -----------------------------------
                                             William R. Fields
                                             Chief Executive Officer and
                                             Chairman of Board

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, William R. Fields and Douglas C. Felderman, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him and his name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this registration statement on Form S-3, and each of the undersigned does hereby ratify and conform all that each of said attorneys and agents, or these respective substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                 Title
-----------------------------------    ---------------------------------------

     /s/ William R. Fields
-----------------------------------    Chief Executive Officer and Chairman of
         William R. Fields             the Board (Principal Executive Officer)

   /s/ Douglas C. Felderman
-----------------------------------    Executive Vice President and Chief
       Douglas C. Felderman            Financial Officer (Principal
                                       Accounting Officer)

      /s/ Peter V. Handal
-----------------------------------    Director
          Peter V. Handal

      /s/ Ronald Rashkow
-----------------------------------    Director
          Ronald Rashkow

 /s/ William Robert Wright II
-----------------------------------    Director
     William Robert Wright II

-----------------------------------    Director
       Willem F.P. de Vogel

                                 EXHIBIT INDEX

Exhibit   Description                                          Method of Filing
Number
  4.1     Form of Subscription Agreement, dated                Filed herewith
          as of March 6, 2003

  4.2     Warrant to Purchase Common Stock of                  Filed herewith
          Factory 2-U Stores,  Inc.,  dated March 6, 2003

  4.3     Form of Registration Rights Agreement, dated         Filed herewith
          as of March 6, 2003

  5.1     Opinion of Hughes Hubbard & Reed LLP                 Filed herewith

 23.1     Consent of Ernst & Young LLP                         Filed herewith

 23.2     Notice Regarding Consent of Arthur Andersen LLP      Filed herewith

 23.3     Consent of Hughes Hubbard & Reed LLP                 Contained in
                                                               Exhibit 5.1

 24.1     Power  of  Attorney  (included  in  signature        Filed herewith
          pages  to this  registration statement)